                                                                EXHIBIT 10.16


                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into this 16 day of December 1985, by and between UNION LABOR HOSPITAL ASSOCIATION, A California public benefit corporation (hereinafter referred to as "LESSOR") and BRIM HOSPITALS, INC., an Oregon corporation (hereinafter referred to as "Lessee").

                                   ARTICLE 1

                           DEMISE OF LEASED PREMISES

     Lessor for and in consideration of the rents, covenants and promises herein contained to be kept, performed and observed by Lessee does hereby lease and demise to Lessee, and Lessee does hereby rent and accept from Lessor, (i) all real property and improvements, constituting The General Hospital, an 84-bed, acute-care general hospital, located at 2200 Harrison Avenue, Eureka, California, (referred to as "the leased premises" or "the hospital"), and more particularly described in Exhibits A and B attached hereto and made a part hereof, (ii) all Group I, II and III Equipment, (iii) all the Hospitals patient and employee records and all medical records, X-ray films and records, laboratory records and medical and administrative libraries which are the property of Lessor.

     TO HAVE AND TO HOLD the said leased premises, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way appertaining to said leased premises, including, but not limited to, any and all easements, rights, title and privileges of Lessor now or hereafter existing in, to or under adjacent streets, sidewalks, alleys, party walls and property contiguous to the leased premises and reversions which may hereafter accrue to Lessor as owner of the leased premises by reason of the closing of any street, sidewalk or alley.

                                   ARTICLE 2

                                   LEASE TERM

     2.01 This Lease shall commence on January 1, 1986, (the "Commencement Date") and shall be for a term of ten (10) years, renewable at the option of Lessee for one additional five-year term at the end of the tenth year, upon delivery by Lessee of its written notice to Lessor of its intent to renew within 180 days prior to the termination of the current term.

     2.02 In the event Lessee does not extend this Lease after the expiration of the initial lease term as provided in Paragraph 2.01, Lessor shall reimburse Lessee, at the expiration of said term, the book value (as determined by the






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straight line method of depreciation) of any equipment installed by Lessee during said term. Payment under this provision shall be made to Lessee within ninety (90) days of such termination. Leasehold improvements are subject to the provisions of Article 18, and are not intended to be covered in this Section.

     2.03 If Lessee shall hold over after the expiration of the initial lease term or any extension thereof, such tenancy shall be from month to month and on the same terms as herein set forth.

                                   ARTICLE 3

                                      RENT

     3.01 Lessee agrees to pay the Lessor as rental for the use and occupancy of the leased premises pursuant to this lease as shown in the schedule in Exhibit C attached hereto and made a part hereof. Said rental shall be due to Lessor thirty (30) days before the due dates reflected in Exhibit C attached hereto.

     3.02 All installments of rent shall be payable in lawful money of the United States to the Lessor at the address set out herein for notice purposes, or Lessee shall provide the rent to Lessor's agent at the Hospital, or as otherwise agreed between the parties.

     3.03 In the event that any rent installment is not paid on the date due, that sum shall bear interest at the rate of ten (10) percent per annum from the date due until payment is made.

                                   ARTICLE 4

                                     TAXES

     4.01 In addition to the rental, Lessee covenants that it will pay and discharge all taxes, assessments, water rates, meter charges and other charges which may be assessed or which may be or may become liens upon the leased premises or the interest therein of any beneficiary under any deed of trust, and will make such payments or cause such payments to be made in due time to prevent any delinquency thereon or any forfeiture or sale of the leased premises or any part thereof, and will produce to the Lessor receipts for all such payments or other evidences satisfactory to the Lessor. Lessee shall have the right in good faith at its sole cost and expense (in its own name or in the name of Lessor, or both, as Lessee may determine appropriate) to contest any such taxes, charges, and assessments, and shall be obligated to pay the contested amount only if and when it is finally determined to be due. It is agreed, however, that in no



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event will Lessor's interests or that of any beneficiary under any deed of trust be threatened because of this provision.

     4.02 Subject to the right of the Lessee to contest taxes, assessments and governmental charges as hereinabove provided, Lessor may at any time that the payment of any item of taxes, special assessments or governmental charges which Lessee is obligated to pay under the provisions of Section 4.01 remain unpaid, give written notice to Lessee of its default, specifying the same, and if Lessee continues to fail to pay such item of taxes, special assessments or governmental charges or to contest the same in good faith, then, at any time after ten (10) days from such written notice, Lessor may pay the items specified in the notice and Lessee covenants thereupon on demand to reimburse and pay Lessor any amount so paid or expended in the payment of the items specified in the notice and any penalties associated with such payment by Lessor.

                                   ARTICLE 5

                                   UTILITIES

     Lessee shall pay or cause to be paid all charges for water, heat, gas, electricity, sewers and any and all other utilities used on the leased premises throughout the term of this lease including any connection fees.

                                   ARTICLE 6

                                USE OF PREMISES

     It is agreed that the use of the leased premises is and shall be limited to the operation and maintenance of an acute-care or specialty hospital and related facilities incidental thereto, including, but not limited to, parking facilities or medical office buildings. Lessee agrees that it shall maintain and operate the leased premises, and all engines, boilers, pumps, machinery, apparatus, fixtures, fittings and equipment of any kind in or that shall be placed in any building or building now or hereafter at any time in the leased premises, in good repair, working order and condition, normal wear and tear excepted, and that it will subject to all the other conditions of this Lease, from time to time make or cause to be made all needful and proper replacements, repairs, renewals and improvements so that the efficiency and value of the leased premises shall not be impaired, normal wear and tear excepted.




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                                   ARTICLE 7

                           IMPROVEMENTS AND BUILDINGS

     7.01 Lessee shall maintain all improvements and buildings constructed on the leased premises owned by Lessor in a good state of repair, normal wear and tear excepted. Lessor shall have no obligation whatsoever with respect to maintenance or repair of any improvements or buildings located on the leased premises and owned by Lessor.

     7.02 Should the leased premises or any portion of said premises, or any building or improvement on said premises, be damaged or destroyed by any cause whatsoever, Lessee shall within one (1) year from the date of such damage or destruction, commence the work of repair, reconstruction or replacement of the damaged or destroyed building and prosecute the same with reasonable diligence so that the building shall be restored to substantially the condition it was in prior to the casualty. During such repair and restoration, at Lessee's option, this lease shall abate and Lessee shall exercise its option according to Article 19 herein, or the lease shall not abate and rent will continue to be due and payable. Such option concerning replacement shall be exercised in writing within forty-five (45) days after such destruction.

     7.03 Notwithstanding any other provision of this Lease, Lessee may terminate this Lease should the leased premises or the improvements on said premises, be damaged or destroyed during the term of this Lease or any extension thereof to such an extent it will cost more than 25 percent of the replacement value of all improvements on said premises immediately prior to the damage or destruction to restore said premises to the condition they were in immediately prior to the damage or destruction. In such event, Lessee may exercise its option to terminate this Lease by giving written notice of termination to Lessor and this Lease shall be terminated as of 12:01 a.m. on, whichever last occurs, the date the notice is given to Lessor or the date Lessee completes vacating said premises; provided, however, that should Lessee terminate this Lease pursuant to this section, all insurance proceeds payable because of the damage or destruction shall be, first payable to the bank according to the then present amount of the obligation to the bank as described in the Agreement, and the remainder shall be apportioned as the respective interests of the Lessee and Lessor in the remaining leasehold.

     7.04 Lessee shall not suffer or permit any mechanics' liens or other liens to be filed against the fee of the leased premises nor against Lessee's leasehold interest in the land nor any buildings or improvements on the leased premises by reason of any work, labor, services or materials





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supplied or claimed to have been supplied to Lessee or to anyone holding the leased premises or any part thereof through or under Lessee unless Lessee is in good faith contesting the claim or amount of any claim of any such mechanic or materialman or other lien claimant, in which case, Lessee shall indemnify and save Lessor harmless from any liability for damages occasioned thereby and shall in the event of a final judgment of foreclosure on any such lien, cause the same to be discharged and removed prior to the execution of such judgment.

     7.05. The term "replacement value" as used herein shall mean the actual replacement cost thereof from time to time, less exclusions provided in the normal fire insurance policy. In the event either party believes that full replacement value (with the then replacement cost less exclusions) has increased or decreased, it shall have the right, but only, except as provided below, at intervals of not less than five (5) years, to have such full "replacement value" re-determined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the premises, hereinafter referred to as "impartial appraiser". The party desiring to have full replacement value so re-determined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase, or may decrease, the amount of insurance carried pursuant to this section, as the case may be, to the amount so determined by the impartial appraiser. The requesting party shall pay the fee, if any, of the impartial appraiser. If, during any such five-year period, Lessee shall have made improvements to the premises, Lessor may at his own cost have such full replacement value re-determined at any time after such improvements are made, regardless of when the full replacement value was last determined.

                                   ARTICLE 8

                                 EMINENT DOMAIN

     8.01 A. "Eminent Domain" as used herein is the right of the government to take private property for public use. As used in this Article, the words "condemned" and "condemnation" are coextensive with such right, and a voluntary conveyance by Lessor to the condemnor under threat of a taking under the power of eminent domain in lieu of or after commencement of formal proceedings shall be deemed a taking within the meaning of this article.

          B. As used in this Article, the terms "total condemnation" and "total taking" mean the taking of the entire leased premises under the power of eminent domain or a





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taking of so much of the leased premises under such power as, in the judgment of the parties, to prevent or substantially impair the conduct of Lessee's business thereon.

          C. As used in this Article, the terms "partial condemnation" and "partial taking" mean any condemnation of the leased premises other than a total taking as defined in subparagraph B of this section.

     8.02 A. In the event that there shall be a total taking of the leased premises during the lease term or any extension thereof under the power of eminent domain as in this Article defined, the leasehold estate hereby created shall cease and terminate as of the date title to the property is taken by the person who will put it to public use or at the time the condemnor is authorized to take possession of the property as stated in an order for possession, whichever is earlier.

          B. All compensation and damages awarded for such total taking shall first be paid to the Bank of America to satisfy the obligations under the Note Purchase Agreement, and Lessee shall have a claim thereto to the extent of the remainder of the then current lease term, and hereby irrevocably assigns and transfers to the Bank of America any prior rights it may have to compensation or damages to which it may become entitled; provided, however, that Lessee shall be entitled to receive any award made for the taking of or damage to Lessee's fixtures and any improvements made by Lessee to the leased premises which Lessee would have had the right to remove but for the condemnation, on expiration or sooner termination of this lease.

          C. On termination of this Lease by a total taking of the leased premises under the power of eminent domain, all rentals and other charges payable by Lessee to or on behalf of Lessor under the provisions of this Lease shall be paid up to the date on which actual physical possession of the leased premises shall be taken by the condemnor, and the parties hereto shall thereafter be released from all further liability in relation thereto.

     8.03 A. In the event that there shall be a partial taking of the leased premises during the Lease term or any extension thereof under the power of eminent domain as in the Article defined, this Lease shall terminate as to the portion of the leased premises so taken on the date title to the property is taken by the person who will put it to public use or at the time the condemnor is authorized to take possession of the property as stated in an order for possession, whichever is earlier, but this Lease shall at Lessee's option, continue in force and effect as to the remainder of the leased premises, provided, however, that the rent payable by Lessee for the balance of the term where Lessee elects to continue the Lease shall be abated to the




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extent that it is fair, just, and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of licensed beds and/or the square footage affected by such taking or condemnation. Such option shall be exercised by Lessee in writing within forty-five (45) days after such taking.

          B. On such partial condemnation as in this section provided, all compensation and damages awarded for such partial taking shall belong to and be the sole property of Lessor, and Lessee shall have no claim thereto and hereby irrevocably assigns and transfers any rights to share in the award, except to receive any award made for the taking of, or damage to any fixtures or improvements or to the leased premises which Lessee would have had the right to remove but for the condemnation on expiration or sooner termination of this Lease. In the event that this Lease is continued as to the portion of the premises not condemned, any award made for alterations, modifications, or repairs which may be reasonably required in order to replace the remaining portion of the leased premises not taken to substantially the same condition it was prior to the taking, shall be for Lessee's benefit so that it may place said premises in a suitable condition for the continuance of Lessee's tenancy.

          C. On termination of this Lease in whole or in part as herein provided, all rentals and other charges payable by Lessee to or on behalf of Lessor hereunder shall be paid up to the date on which actual physical possession shall be taken by the condemnor, and, in the event that the Lease is totally terminated, the parties hereto shall thereafter be released from all further liability in relation thereto, and, in the event that the Lease is only partially terminated, Lessee shall thereafter be liable only for rent in an amount in proportion to the amount of the leasehold remaining.

                                   ARTICLE 9

                                   INSURANCE

     9.01 Lessee covenants that it will promptly procure, or cause to be procured, and will maintain insurance against loss or damage to the leased premises by fire and perils covered by extended coverage insurance in an amount at least equal to the amount of the Lessor's obligations to the Bank of America and to other lenders from time to time outstanding hereunder, subject to deductible conditions in an amount not to exceed $5,000. Lessee shall also maintain boiler insurance in an amount customary for similar facilities and will maintain public liability insurance in the minimum amount of $5,000,000 liability to any one person for personal injury, $500,000 liability to any one person for property damage and $5,000,000 liability for any one accident, with a




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deductible amount of not more than $5,000 per person or $25,000 per occurrence.
Lessee will carry malpractice insurance in the minimum amount generally deemed adequate for its business and consistent with insurance coverage or reserves as maintained by hospitals of similar nature and size in the State of California. Lessee will also carry business interruption insurance covering interruption of the Hospital's operations at the leased premises in whole or in part by reason of the total or partial suspension of or interruption in hospital operation caused by the damage to or destruction of any part of the leased premises, with such exceptions as are customarily imposed by insurers, covering a period of suspension or interruption of at least two fifteen (15) calendar months, with a minimum limit in an amount not less than the maximum payments to be made pursuant to the rent for twelve (12) consecutive months thereafter. Lessee shall maintain fidelity bonds on all its officers and employees who collect or have access to or have custody of the revenues or any other funds of the Lessee in such amount as is customarily carried by like organizations. Lessee further covenants and agrees that it will at all times carry and maintain such other insurance of the types and in amounts which are customarily carried by other hospitals of a similar nature in the State of California. All policies evidencing insurance required by this section shall be carried in the name of Lessee, with the Lessor and the Bank of America as their interest may appear named as additional insureds where such may be done without additional expense to Lessee, and shall provide that all losses thereunder shall be made payable directly to the Lessor, subject to this Agreement and Lessee's interests hereunder, except for (1) all policies of fire and extended coverage insurance carried by the Lessee on the leased premises, which shall be so written as to make any loss payable to the Lessor and the Bank of America as their interests may appear, and (2) liability insurance, which may be payable to the claimants thereof.

     9.02 In the event of any loss or damage covered by any policy of fire or extended coverage insurance, any appraisal or adjustment of such loss or settlement or payment of indemnity therefore which shall be agreed upon between the Lessee and any insurer shall, upon the written request of the Lessor, be consented to and accepted by the Bank of America. All insurance monies received by Lessee on account of any loss or damage to the leased premises covered by any policy of fire or extended coverage insurance under any of the provisions of this Section 9.02 shall to the extent of the Bank's present day lien in the Hospital be deposited with and held by the Bank of America in the Insurance Proceeds Account which it has established pursuant to its loan agreement with Lessor.

     9.03 All insurance hereunder shall be carried by insurance companies authorized to do business in the State of






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California or otherwise acceptable to Lessor and the Bank of America. In the event that an insurance carrier not authorized to do business in the State of California is selected by Lessee to write the insurance required by this lease, Lessor shall not unreasonably withhold consent of said insurance company. Lessee agrees to deliver to the Lessor and to the Bank of America before June 1 of each year a certificate showing as of April 1 of such year a schedule in detail setting forth the insurance policies purchased by the Lessee then outstanding and in full force and effect upon or in connection with the leased premises, including the names of the insurers which have issued the policies, the amounts thereof, the property or risks covered thereby (including liability risks), the expiration date of the policy and the fact, where applicable, that there is attached to each policy a mortgage clause in favor of the Bank of America.

                                   ARTICLE 10

                                INDEMNIFICATION

     Lessor shall not be liable for any loss, damage or injury of any kind or character to any person or property arising from any use of the leased premises or any part thereof, or caused by any defect in any building, structure or other improvement thereon or in any equipment or other facility therein, except that Lessee shall have no liability for any loss, damage, or injury resulting from any latent defect of which Lessee has neither actual nor constructive notice thereof. Lessor shall not be liable for any loss, damage, or injury of any kind or character to any person or property caused by or arising from any act or omission of Lessee or of any of Lessee's agents, employees, licensees or invitees, or by or from any accident on the land or any fire or other casualty on the leased premises, or occasioned by the failure of Lessee to maintain the leased premises in a safe condition, or arising from any other cause whatsoever. Lessee hereby waives, on its behalf, all claims and demands against Lessor for any such loss, damage or injury of Lessee, and hereby agrees to defend, indemnify, save and hold Lessor entirely free and harmless from all liability for any such loss, damage or injury of other persons and from all costs and expenses arising therefrom but only to the extent that such loss, damage or injury is not caused by or does not result from any action by the Lessor.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLEASE

     11.01 The Lessee will not sell, assign, mortgage or transfer this lease, sublet the premises or any part thereof, or allow any transfer hereof, or allow any lien upon the




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Lessee's interest by operation of law, without the prior written consent of the
Lessor, which consent shall not be unreasonably withheld by Lessor.

     11.02 Any sale, assignment, mortgage, transfer or subletting of this lease which is not in compliance with the provisions of this article shall be of no effect and void. This provision is inapplicable if Lessee exercises the purchase options granted to it under Article 15 or Article 19 herein below.

                                   ARTICLE 12

                                 INDIGENT CARE

     12.01 Lessee shall provide for and care for all patients diagnosed by a licensed staff physician as seriously ill or requiring emergency services without regard for the ability of such patients to pay for services rendered in the Hospital emergency room.

     12.02 Lessor agrees to negotiate in good faith with Humboldt County, California officials for the transfer of the Hospital's obligations and rights under that certain Agreement dated October 31, 1975, between the County and Lessor, to reimburse Lessor for medical services provided to indigent persons and other County patients, pursuant to Paragraph 21.7 of said Transfer Agreement. Lessor agrees to assign Lessee its rights, benefits, obligations and interest in the aforementioned contract with the County.

                                   ARTICLE 13

                               DEFAULT BY LESSEE

     Should Lessee default in the performance of any covenant, condition or agreement in this lease and such default is not corrected within twenty (20) days after receipt of written notice thereof from Lessor, and Lessee has not commenced to correct said default and is not diligently attempting to effect a correction within ten (10) days after receipt of written notice from Lessor to Lessee of such default, Lessor may declare this Lease and all rights and interests created by it to be terminated. Whereupon, this lease shall cease and come to an end as if that were the day originally fixed herein for the expiration of the term hereof, except that Lessor shall be responsible for the obligations provided in Section 2.02 herein. Lessor, its agents or attorney, may resume possession of the leased premises and relet the same for the remainder of the term at the best rent Lessor, its agent or attorney may obtain for the account of Lessee, who shall make good any deficiency.






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                                   ARTICLE 14

                                   WARRANTIES

     Subject to the interest of the Bank of America and the other obligees of Lessor, Lessor covenants and agrees that Lessee, on paying the rent and other charges herein provided for observing and keeping the covenants, conditions and terms of this Lease on Lessee's part to be kept or performed shall lawfully and quietly hold, occupy and enjoy the leased premises during the term of this Lease and any extensions thereof without any hindrance, disturbance or ejectment by Lessor, its successors or assigns, or by any other person or persons lawfully claiming the same, except such portion of the leased premises, if any, as shall be taken under the power of eminent domain.

                                   ARTICLE 15

                            TRANSFER TO THIRD PARTY

     Lessor grants to Lessee a right of first refusal to purchase the leased premises on the same terms and conditions as a bona fide offer received by Lessor for the leased premises by a third party or at the "option price" referred to in Article 19, whichever is the lesser. After receipt of notice of such bona fide offer and the terms thereof, Lessee shall have sixty (60) days to give notice of exercise of its right of first refusal. The Closing shall take place within ninety (90) days from the date Lessee exercises its option, or as soon thereafter as Lessee is reasonably able to obtain all necessary national, state, and local approvals. This option shall be binding on any party subsequently obtaining title to the leased premises. Transfer to a third party shall trigger the responsibilities of Lessor under Section 2.02 and Section
18.02 herein.

                                   ARTICLE 16

                       SKILLED NURSING FACILITY OPERATIONS

     16.01 Lessee has been notified by Lessor of Lessor's lease of certain of Lessor's contiguous property to Coastal Care Center, Inc. The parties agree that, except as provided herein, Lessee shall have no rights or responsibilities relative to said Skilled Nursing Facility.

     16.02 Lessee shall have a right of first refusal, should such right become available to Lessor, with respect to the Skilled Nursing Facility upon sale of the Skilled Nursing Facility to Coastal Care Center, Inc. (or any other third party purchaser) and Coastal Care Centers' subsequent sale thereof. Lessee shall also have the right of first refusal, should such right become available to Lessor, to lease the




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Skilled Nursing Facility. The right shall be exercised on the same terms as specified in Article 15 of this Lease. Lessor agrees to utilize its best efforts to cause the lease agreement described in Section 16.01 to give Lessee the benefit of this Section 16.02.

     16.03 If Lessee or any other party shall purchase that Skilled Nursing Facility, the net proceeds thereof, after all direct expenses to Lessor/Seller of that sale, shall be applied by the Lessor/Seller to pay down the Promissory Note given by Lessor to Bank of America dated January 26, 1979 (which Note is secured by the real property which is the subject of this Lease). If the proceeds of the nursing facility exceed the amount required to retire that Note of January 26, 1979, all net excess proceeds shall be applied in payment of that Promissory Note dated December 8, 1976, which Note was given by Lessor to Bank of America and is secured by the real property which is the subject of this Lease.

                                   ARTICLE 17

                         LESSOR'S APPROVAL OF EQUIPMENT

     Lessor shall have the right to approve equipment added to the Hospital which cannot be removed without damaging the Hospital's physical facilities, which expenditures exceed $10,000 per item. Lessor's approval shall not be unreasonably withheld. Lessee shall make the request for such approval in writing; when such request is received, the Lessor shall notify Lessee of its decision in writing signed by the Lessor's Chairman within thirty-five (35) days after receipt of such requests or such request shall be deemed approved. Lessee may violate or ignore this provision without breaching or defaulting under this Lease; provided, however, that should Lessee violate this provision, Lessor shall have no obligations under Section 2.02 as to that item of equipment not approved by Lessor. Lessee shall not remove such items on termination of the Lease under Section 2.02 herein.

                                   ARTICLE 18

                    LESSOR'S APPROVAL OF CAPITAL IMPROVEMENTS

     18.01. Lessor shall have the right to approve those capital improvements to the Hospital in excess of twenty-five thousand dollars ($25,000.00) which cannot be removed without damaging the Hospital's facilities. Except as set forth below, this approval is limited to the right to be provided and to approve copies of plans and specifications for the construction of said capital improvements, for the purpose of assuring that no improvement will compromise the structural integrity of the Hospital or decrease the value of Lessor's



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property; further, Lessor shall have the right to inspect all construction and to require that said construction of capital improvements is done in a workmanlike manner.

     18.02. In the event that (a) a proposed capital improvement would increase the fair market value of Lessor's property, or result in the hospital offering services not presently available, and (b) in the further event that said capital improvement cannot be depreciated over the life of the initial term of the lease or sooner in accord with generally accepted accounting principles, and (c) in the further event that Lessee does not extend this lease after the expiration of the initial lease term as provided in Paragraph 2.01, then Lessor shall reimburse Lessee the actual book value of said capital improvements as determined by the actual depreciation schedule used by Lessee. Lessee shall utilize a depreciation schedule that depreciates the improvements as rapidly as permitted under accounting principles generally accepted by the Hospital Industry. Lessee shall provide Lessor, on an annual basis, copies of all book entries relative to any such capital improvements at the time of each annual review. Payment under this provision shall be made to Lessee within one hundred eighty (180) days from the termination of the lease or as agreed otherwise between the parties at the time of approval of said project by Lessor.

                                   ARTICLE 19

                            LESSEE'S PURCHASE OPTION

     Lessor grants to Lessee, during the Lease term or any extensions or renewals thereof, an option to buy the leased premises for an amount equal to the unpaid outstanding long-term indebtedness of Lessor as of the date the option is exercised. Lessee shall exercise its option hereunder by giving Lessor written notice of its irrevocable intent to exercise the option. The Closing shall take place within ninety (90) days from the date the Lessee exercises its option, or as soon thereafter as Lessee is reasonably able to obtain all necessary permits and approvals. Closing costs shall be apportioned as standard in the local area. This option, during the Lease term or any extensions or renewals thereof, shall be binding on any party subsequently obtaining title to the leased premises subject to the rights of Lessor's mortgagees and other obligees.

                                   ARTICLE 20

                          GENERAL PROTECTIVE PROVISIONS

     20.01 Lessee shall permit Lessor or Lessor's agents, representatives or employees to enter onto the leased premises for the purpose of inspection to determine whether Lessee is in compliance with the terms of this lease or for



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



the purpose of showing the leased premises to prospective lessees, purchasers, mortgagees or beneficiaries under trust deeds.

     20.02 The relationship between Lessor and Lessee at all times shall remain solely that of landlord and tenant, and shall not in any fashion be deemed a partnership or joint venture.

     20.03 Neither bankruptcy, insolvency, assignment for the benefit of creditors nor the appointment of a receiver shall affect this lease so long as all covenants of Lessor are continued in performance by Lessee or Lessor and their respective successors or legal representatives.

     20.04 No waiver by Lessor or Lessee of any default or breach of any covenant, condition or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition or stipulation hereof.

                                   ARTICLE 21

                                    EMPLOYEES

     Although Lessor understands and agrees that Lessor cannot bind Lessee relative to the retaining of the present employees of the Hospital, Lessee represents that it is the intention of Lessee to maintain the current staff and that reasonable efforts will be made to insure that the transfer of the Hospital does not result in the loss of employment for any current employees, provided the present employees satisfy Lessee's employee performance standards. Nothing in this provision shall be deemed to create any rights of said employees to bring an action against Lessee for wrongful termination in the event they are not so retained.

                                   ARTICLE 22

                       COMPLIANCE WITH LEGAL REQUIREMENTS

     Lessee shall at its sole cost and expense at all times throughout this lease comply with all laws, statutes, ordinances, and governmental rules, regulations and requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the leased premises, insofar as it relates to or affects the condition, use or occupancy of the premises.

                                   ARTICLE 23

                                  MISCELLANEOUS

     23.01 All sums other than rent, notices, demands or requests from one party to another may be personally delivered or sent by mail, certified or registered, postage prepaid, to the addresses stated in this paragraph, and shall be deemed to have been given at the time of personal delivery or three days after the time of mailing. Either party may change its address for notice purposes hereunder but such change and shall become effective only upon actual receipt of notice of such change.

     All notices, demands or requests from Lessee to Lessor shall be given to Lessor at 123 "F" Street, Eureka, California 95501, or at such other address as Lessor shall request in writing.

     All payments, notices, demands or requests from Lessor to Lessee shall be given to Lessee, c/o K. David McAllister, 177 N.E. 102nd Avenue, Portland, Oregon 97220, or at such other address as Lessee shall request in writing.

     23.02 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     23.03 This Agreement shall be construed under and in accordance with the laws of the State of California.

     23.04 In case of any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     23.05 This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

     23.06 No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

     23.07 In the event Lessor or Lessee breach any of the terms of this agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorneys' fees so incurred by such other party, including attorneys' fees in all litigation and all appeals.

     23.08 Lessor agrees that it will from time to time and at any reasonable time execute and deliver to Lessee such other and further instruments and assurances as Lessee may reasonably request approving, ratifying and confirming this Lease and the leasehold estate created hereby and certifying that the same is in full force and effect and that no default thereunder on the part of Lessee exists except that if any default on the part of Lessee does exist, Lessor shall specify in said certificates each such default.

     23.09 The signatories to this lease for both Lessor and Lessee hereby warrant that they have the authority to make this lease, and that their signature to this lease is binding upon their corporation.

     This Lease has been executed by the parties on the date and year first above written.

                                             LESSOR:

                                             UNION LABOR HOSPITAL ASSOCIATION


                                             By: /s/
                                                 ------------------------------
                                                 Chairman, Board of Directors


ATTEST:

/s/
------------------------------

                                             LESSEE:

                                             BRIM HOSPITALS, INC.


                                             By: /s/
                                                -------------------------------

ATTEST:

/s/ David McAllister
-----------------------------

                                    EXHIBIT C

                             LEASE PAYMENT SCHEDULE

YEAR          TOTAL AMOUNT DUE                SCHEDULE OF PAYMENTS PER YEAR
----          ----------------                -----------------------------
1981           $1,595,736.00                  January 1         $    5,000.00
               -------------                                    -------------
                                              May 1              1,018,875.00
                                                                -------------
                                              November 1           313,500.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1982              885,361.00                  May 1                313,500.00
               -------------                                    -------------
                                              November 1           313,500.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1983            1,207,523.00                  May 1                478,500.00
               -------------                                    -------------
                                              November 1           470,662.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1984            1,176,174.00                  May 1                462,825.00
               -------------                                    -------------
                                              November 1           454,988.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1985            1,144,823.00                  May 1                447,150.00
               -------------                                    -------------
                                              November 1           439,312.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1986            1,113,474.00                  May 1                431,475.00
               -------------                                    -------------
                                              November 1           423,638.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1987            1,082,123.00                  May 1                415,800.00
               -------------                                    -------------
                                              November 1           407,962.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1988            1,050,773.00                  May 1                400,125.00
               -------------                                    -------------
                                              November 1           392,287.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1989            1,019,421.00                  May 1                384,449.00
               -------------                                    -------------
                                              November 1           376,611.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------

1990              988,069.00                  May 1                368,773.00
               -------------                                    -------------
                                              November 1           360,935.00
                                                                -------------
                                              December 1           258,361.00
                                                                -------------


                                   Exhibit C

                                    EXHIBIT C

                             LEASE PAYMENT SCHEDULE

  YEAR             AMOUNT DUE               SCHEDULE OF PAYMENTS PER YEAR
  ----             ----------               -----------------------------

  1991            $ 713,356.00            May 1                    $353,097.00
                  ------------                                     -----------
                                          November 1                345,259.00
                                                                   -----------
                                          December 1               $  5,000.00
                                                                   -----------

  1992              672,004.40            May 1                     337,421.00
                  ------------                                     -----------
                                          November 1                329,583.00
                                                                   -----------
                                          December 1                  5,000.00
                                                                   -----------

  1993              640,652.00            May 1                     321,745.00
                  ------------                                     -----------
                                          November 1                313,907.00
                                                                   -----------
                                          December 1               $  5,000.00
                                                                   -----------

  1994              699,500.00            May      1                306,069.00
                  ------------                                     -----------
                                          November 1                298,231.00
                                                                   -----------
                                          December 1                  5,000.00
                                                                   -----------

  1995              577,948.00            May 1                     290,393.00
                  ------------                                     -----------
                                          November 1                282,555.00
                                                                   -----------
                                          December 1                  5,000.00
                                                                   -----------

  1996              546,596.00            May 1                     274,717.00
                  ------------                                     -----------
                                          November 1                266,879.00
                                                                   -----------
                                          December 1                  5,000.00
                                                                   -----------

  1997              515,244.00            May 1                     259,041.00
                  ------------                                     -----------
                                          November 1                251,203.00
                                                                   -----------
                                          December 1                  5,000.00
                                                                   -----------

  1998              483,892.00            May 1                     243,365.00
                  ------------                                     -----------
                                          November 1                235,527.00
                                                                   -----------
                                          December 1                  5,000.00
                                                                   -----------

  1999              452,510.00            May 1                     227,689.00
                  ------------                                     -----------
                                          November 1                219,851.00
                                                                   -----------
                                          December 1                  5,000.00
                                                                   -----------

  2000              416,155.00            May 1                     212,013.00
                  ------------                                     -----------
                                          November 1                204,175.00
                                                                   -----------

                             EXHIBIT "A" - HOSPITAL

                                     TRACT 2
                                     -------

                                   DESCRIPTION

     All that real property in the City of Eureka, County of Humboldt, State of California, described as follows

                                   PARCEL ONE

     That portion of Parcel 2 of Parcel Map No. 1302, according to said map as filed in the Recorder's Office of Humboldt County on May 18, 1978 in Book 11 of Parcel Maps, Page 102, described as follows:

     Beginning at the northeast corner of Parcel 2 of said parcel map;

     thence along the boundary line of said Parcel 2 the following courses:

               S 89 deg. 32'14"W, 331.09 feet;
               S 00 deg. 19'47"E, 127.37 feet;
               S 89 deg. 37'00"W, 79.27 feet;
               S 00 deg. 23'07"E, 216.40 feet;

     thence leaving said boundary line, S 00 deg. 23'07" E, 41.00 feet;
     thence S 89 deg. 53'50" E, 22.53 feet to the beginning of a curve concave to the south having a radius of 40 feet;
     thence easterly along said curve 45.76 feet to a point in a non-tangent line (a radial line through said point bearing N 65 deg. 39'14" E thence S 4 deg. 56' W 9.43 feet to the beginning of a non-tangent curve concave to the east having a radius of 500 feet, a radial line of said curve through said beginning of curve bearing N 84 deg. 47'47" W;
     thence southerly along said curve 181.81 feet (through an angle of 20 deg. 50'04")") to a point in a non-tangent line (a radial line of said curve through said point bearing S 74 deg. 22'09" W);
     thence S 16 deg. 57' E, 60.13 feet to the beginning of a non-tangent curve concave to the west having a radius of 524.50 feet, a radial line of said curve through said beginning of curve bearing N 73 deg. 25'28" E thence southerly along said curve 36.50 feet (through an angle of 3 deg. 59'14") to the north line of Parcel 1 of said Parcel Map No. 1302;
     thence along said north line S 74 deg. 29' E, 60.56 feet to an angle point in said line;
     thence along said north line N 89 deg. 48' E, 250.75 feet to the east line of said Parcel 2;
     thence along said east line N 0 deg. 12' W. 709.15 feet to the point of beginning.

                                   PARCEL TWO

     Non-exclusive rights of way for ingress, egress and utilities in and over Hardy Drive and Woolford Drive as shown on the Record of Survey on file in the Recorder's Office of Humboldt County in Book 31 of Surveys, page 97.

                             EXHIBIT "B" - HOUSES
                                     TRACT 3
                                     -------

                                   DESCRIPTION

         All that real property in the City of Eureka, County of Humboldt, State of California, described as follows:

         That portion of Parcel 2 of Parcel Map No. 1302, according to said map as filed in the Recorder's Office of Humboldt County on May 10, 1978 in Book 11 of Parcel Maps, page 102, described as follows:

     Beginning at the most westerly corner of Parcel 1 of said Parcel Map; thence N 89 deg. 54'15" W. 229.05 feet to a point in a non-tangent curve concave to the northeast having a radius of 275.0 feet, a radial line of said curve through said point bearing S 66 deg. 20'17" W;
     thence southerly along said curve 128.60 feet (through an angle of 26 deg. 47'37") to the south line of said Parcel 2, being the north line of 23rd Street;
     thence along said north line of 23rd Street N 89 deg. 48' E, 303.55 feet to the west line of Parcel 1 of said Parcel Map No. 1302;
     thence along said west line, N 0 deg. 12' W. 100.0 feet to an angle point in said line;
     thence N 89 deg. 54'15" W. 150.94 feet to the point of beginning.

SHADED PORTIONS REFLECT PROPERTY
DESCRIBED IN EXHIBITS "A" AND "B"







                                    [MAP]

                                                       1995-9445-7
                                                  Recorded-Official Records
                                                  Humboldt County, California
RECORDING REQUESTED BY, AND                       Carolyn Crnich, Recorder
WHEN RECORDED RETURN TO:                          Recorded by BOGLE & GATES
                                                   Rec Fee           25.00
Jonathan A. Eddy                                   Clerk: MM  Total: 25.00
Bogle & Gates                                      Apr 18, 1995 at 12:34
Two Union Square                                      CONFORMED COPY
601 Union Street
Seattle, Washington 98101-2346


                         COLLATERAL ASSIGNMENT OF OPTION

          This COLLATERAL ASSIGNMENT OF OPTION (the "Assignment") is entered into as of this 17th day of January, 1995, by and between Brim Hospitals, Inc., an Oregon corporation ("Hospitals") and Key Bank of Oregon, a national banking association ("Agent").

                                    RECITALS

          A. This Assignment concerns certain real property and the improvements thereon (the "Property"), legally described on Exhibit A attached hereto. The Property is subject to a Lease Agreement dated December 16, 1985, by and between Union Labor Hospital Association ("Union Labor") and Hospitals, as amended or otherwise modified by a First Amendment to Lease Agreement dated December 16, 1985, an Agreement Re Release of Real Property from Lease dated May 21, 1987, a Third Amendment to Lease Agreement dated as of June 20, 1989 (the "Third Amendment to Lease"), a Fourth Amendment to Lease Agreement dated June 18, 1992, and a Fifth Agreement to Lease Between Union Labor Hospital Association and Brim Hospitals, Inc. (the Lease Agreement, as so amended and as otherwise amended or otherwise modified from time to time, being the "Lease"). The Lease Agreement or a memorandum of the Lease Agreement was recorded in the records of Humboldt County, California, on May 13, 1988, under number 9172, in volume 1873 official records, at page 895.

          B. Pursuant to Article 19 of the Lease (as amended by the Third Amendment to Lease) Hospitals has been granted an option to purchase the Property (the "Option").

          C. Hospitals is also a Guarantor of certain obligations of its parent company, Brim, Inc. (the "Company"), under the terms of that certain Revolving Credit Agreement dated January 17, 1995, by and among Brim, Inc., Key Bank of Oregon as agent, and the banks ("Banks") named as Banks therein (the "Credit Agreement").

          D. Hospitals has evidenced its guaranty of such obligations by executing a Guaranty of approximate even date with the Credit Agreement.

          E. Hospitals will benefit directly and indirectly from the entry of the Company into the Credit Agreement.

          F. It is a condition of the Banks agreement to extend certain credit under the Credit Agreement that Hospitals assign as security for its Guaranty the Option.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

          1. ASSIGNMENT FOR SECURITY. As security for the payment and performance of all Hospitals' obligations under that certain Guaranty of approximate even date herewith, Hospitals hereby absolutely assigns to Agent all Hospitals' right, title and interest in the Option; provided that, until an Event of Default shall have occurred and be continuing under the Credit Agreement, Agent shall have no right to exercise the Option.

          2. PROCEDURE UPON DEFAULT. Upon the occurrence of an Event of Default under the Credit Agreement and only so long as said Event of Default shall be continuing, Agent shall be entitled to exercise all rights of a secured party under the California Uniform Commercial Code Sections 9501 et. seq., and following foreclosure of its security interest as provided therein, shall be entitled to exercise the Option upon the terms and conditions provided in the Option.

          3. ASSIGNMENT PRESENT AND ABSOLUTE. This Assignment is present and absolute, and until a reassignment of the Option to Hospitals pursuant to
Section 4 below, Hospitals shall retain no right to exercise the Option.

          4. REASSIGNMENT. Agent agrees that at such time as no Loans are outstanding under the Credit Agreement, and no further Commitment of the Banks exists, and all obligations of the Company under the Credit Agreement have been fully satisfied, Agent will execute and deliver a reassignment of the Option to Hospitals, and will upon request provide written notice of such reassignment to Union Labor. Agent further agrees that, upon the request of Hospitals, it will reassign the Option to Hospitals or Hospital's nominee if, but only if, the conditions specified in Section 2.12(a)-(c) of the Credit Agreement are satisfied.

          5. DEFINED TERMS. Terms used as defined terms herein and not defined herein are used as defined in the Credit Agreement.

          6. CONSENT TO RECORDATION. This Assignment shall be recorded in the real property records of Humboldt County, California.

          7. GOVERNING LAW. This Assignment shall be governed by the laws of the State of California.

                                        BRIM HOSPITALS, INC.


                                        By  /s/ John Miller
                                            -----------------------------------
                                        Its President
                                            -----------------------------------

                                             KEY BANK OF OREGON, as Agent



                                             By   /s/
                                                  -----------------------------
                                             Its  Vice President
                                                  -----------------------------


The undersigned acknowledges the
foregoing Assignment and consents
thereto. This consent is subject to the
transferee's obtaining, at or around the time title to the property is transferred, the consent to and/or approval of such transfer by the Humboldt County Hospital Authority, and/or any other similar approval which may be required at such time.

UNION LABOR HOSPITAL ASSOCIATION


By  SEE NEXT PAGE
   ----------------------------------
Its
   ----------------------------------

STATE OF OREGON

COUNTY OF MULTNOMAH

On March 15, 1995 before me Kay B. Larson personally appeared John R. Miller of Brim Hospitals, Inc., an Oregon corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS by my hand and official seal.




Signature /s/ Kay B. Larson                  (Seal)
         -----------------------------------
Notary Public in and for said County and State

The undersigned acknowledges the foregoing Assignment and consents thereto, which consent is subject to the procurement of any required approvals and/or consents from any governmental authority and/or agency asserting jurisdiction in connection with any transfer of title to the property.

UNION LABOR HOSPITAL ASSOCIATION



By: /s/
   ------------------------------
Its President

STATE OF OREGON

County of Multnomah

On March 15, 1995 before me Diane M. Smith personally appeared Evan B. Lloyd of Key Bank of Oregon, a national banking association, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS by my hand and official seal.

Signature /s/ Diane M. Smith
          --------------------------------------- [Seal]
Notary Public in and for said County and State

STATE OF California

County of Humboldt

On March 21, 1995 before me Marla D. Walters personally appeared Ted W. Loring, M.D. of Union Labor Hospital Association, a California public benefit corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS by my hand and official seal.

Signature Marla D. Walters              [Seal]
          -----------------------------
Notary Public in and for said County and State

                                   ASSIGNMENT

     Except as provided herein, the Union Labor Hospital Association (hereinafter "the Association"), for value received, hereby assigns to The Hospital Corporation of California (hereinafter "HCC"), all its existing rights and obligations described in the Transfer Agreement dated October 31, 1975, and Amendments thereto between the Association and the County of Humboldt, a copy of which is attached hereto and incorporated by reference herein. It is understood that the Assignment herein shall not include any rights or duties described in the following provisions of the Transfer Agreement:

     1.   Paragraphs 4(b), 5(3) (iii), and 14(b).

     2.   Paragraph 21.2.6.

     3. Paragraph 21.14, and all other rights and duties relative to long-term care, said rights and duties having been previously assigned to Coastal Care Centers, Inc., on or about May 15, 1980.

     The Assignment herein is made upon the following terms and conditions:

     1. The Association shall remain responsible and liable for all obligations excepted from the Assignment herein.

     2. HCC shall continue to make the General Hospital's services fully available to Medi-Cal and Medicare recipients.

     3. HCC shall make available to the Board of Supervisors and the County Administrative Officer of the County of Humboldt, for inspection purposes only, at its offices in the General

Hospital, Eureka, California, all public documents which can be released without permission by the hospital, to the extent permitted by law.

     4. If HCC, to whom the Association assigns certain of its rights and duties under the October 31, 1975, contract between the Association and the County of Humboldt, fails in any way to perform said duties as required by the contract, the Association will perform or arrange for the satisfactory performance of said duties.

     5. Pursuant to the lease of the General Hospital by HCC from the Association, HCC agrees to indemnify Humboldt County (the "County"), its employees and the members of the County Board of Supervisors, both individually and collectively, their successors or assigns, due to any claims concerning the County's authority to approve the assignment of the Transfer Agreement dated October 31, 1975, and the Amendments thereto between the Association and the County of Humboldt (the "Assignment"), in any amounts not to exceed Ten Thousand Dollars ($10,000.00). HCC shall reimburse County, on demand, for any payment by County at any time after the date of that; Assignment with respect to any liability, obligation, or claim to which the foregoing indemnity by HCC relates up to Ten Thousand Dollars ($10,000.00)

     6. Except as provided in Paragraph 5 above, the Association shall provide legal defense to any action, suit or proceeding instituted to contest the validity of this agreement, and shall hold County of Humboldt, its officers, agents and employees, free and harmless from liability for loss, damage, or injury to

     It is further understood that this agreement shall become void and of no effect in the event that Union Labor Hospital Association and/or the Hospital Corporation of America and Hospital Corporation of California fails to perform the conditions set forth in Humboldt County Resolution No. 81-26.

     Wherefore, this Agreement Amendment has been executed this 24th day of February, 1981.


                                             COUNTY OF HUMBOLDT

                                             By:      /s/ Danny Walsh
                                                -------------------------
                                                 Chairman of the Board of
                                                 Supervisors of the County of
                                                 Humboldt, State of California


(SEAL)

ATTEST:

  DONALD R. MICHAEL
-----------------------------------
County Clerk and ex officio
Clerk of the Board of Supervisors
of the County of Humboldt, State
of California

By: Doris L. Smith
   --------------------------
         Deputy Clerk


                                        UNION LABOR HOSPITAL ASSOCIATION


                                        By: /s/ Harry Britini
                                           ------------------------------
                                                             President

                                        and

                                        By: /s/
                                            ------------------------------
                                                             Secretary


APPROVED AS TO FROM:

/s/
------------------------------------
                     Special Counsel
persons or property arising out of or attributable to the Association assigning its responsibility to operate the General Hospital facility to HCC.

     7. Hospital Corporation of America (HCA), the parent company of HCC, guarantees the performance by HCC of all the terms and conditions of this Assignment which are obligations of HCC, and agrees to be bound thereby.

Dated: March 20, 1981                        UNION LABOR HOSPITAL ASSOCIATION


                                             By: /s/  Hampton
                                                ----------------------------

                            ACCEPTANCE OF ASSIGNMENT


     Hospital Corporation of California hereby accepts the foregoing assignment, and agrees to perform all duties and obligations to be performed by the Union Labor Hospital Association under the contract as specified herein to the same extent as if said corporation had been an original party thereto, and agrees to save, indemnify, defend and hold the Union Labor Hospital Association harmless from all liability for performance or nonperformance of such duties and obligations.

                                        HOSPITAL CORPORATION OF CALIFORNIA

Dated:  4/10/81                         By:  /s/ Leon W. Hooper
       ------------------                    --------------------------------

                               Attested By:  /s/
                                             --------------------------------

     Hospital Corporation of America agrees to the terms and conditions of the Assignment herein.

Dated:  4/10/81                         HOSPITAL CORPORATION OF AMERICA
      ------------------
                                        By:  /s/ Leon W. Hooper
                                             --------------------------------
                               Attested By:  /s/
                                             --------------------------------

                             APPROVAL OF ASSIGNMENT



     The County of Humboldt consents to the assignment as set forth in Humboldt County Resolution No. 81-26, provided however that this consent shall become void and of no effect in the event that Union Labor Hospital Association and/or the Hospital Corporation of America and California fails to perform the conditions set forth in Humboldt County Resolution No. 81-26.

Dated:  February 24, 1987               COUNTY OF HUMBOLDT

                                        By /s/ Danny Walsh
                                           -----------------------------------
                                           Chairman of the Board of
                                           Supervisors the County of
                                           Humboldt, State of California


(SEAL)

ATTEST:

/s/ DONALD K. MICHAEL
---------------------------------------------
County Clerk and ex officio
Clerk of the Board of Supervisors
of the County of Humboldt, State
of California




By: /s/ Doris L. Smith
    -----------------------------------------
                                 Deputy Clerk


APPROVED AS TO FORM:


/s/
--------------------------------------------
                             Special Counsel

                       AGREEMENT PROVIDING FOR TRANSFER OF
                      OPERATIONAL CONTROL AND OWNERSHIP OF
                  HUMBOLDT MEDICAL CENTER TO GENERAL HOSPITAL

                           TWELFTH AGREEMENT AMENDMENT

     That certain agreement dated October 31, 1975, by and between the COUNTY OF HUMBOLDT and UNION LABOR HOSPITAL ASSOCIATION relative to transfer of Humboldt Medical Center to General Hospital is hereby amended as follows:

     1. Paragraph 21.2.1 is deleted.

     2. Paragraph 21.2.2 is deleted.

     3. Paragraph 21.2.3 is deleted.

     4. Paragraph 21.2.5 is deleted.

     5. The last sentence of Paragraph 21.3 is deleted.

     6. Paragraph 21.4.3 is deleted.

     7. Paragraph 21.4.4 is deleted.

     8. Paragraph 21.7.1 is deleted. The following is substituted therefor:

          "The County shall pay General for medical services rendered pursuant to this Agreement at the Medi-Cal rate, less Return on Equity Portion. Such rate shall include physicians' services performed by physicians who are hospital based and whose services are billed by the hospital, such as radiology, pathology, and emergency room physician services."

     9. Paragraph 21.7.2 is deleted.

    10. Paragraph 21.7.3 is deleted.

    11. Paragraph 21.10 is deleted in its entirety (including subparagraphs
21.10.1 and 21.10.2).

     It is understood that this Agreement shall have prospective application only.

                              ASSUMPTION AGREEMENT

     THIS AGREEMENT, dated December 31, 1985, by and among HOSPITAL CORPORATION OF AMERICA, a Tennessee corporation (hereinafter "HCA"), HOSPITAL CORPORATION OF CALIFORNIA, a California Corporation, ("HCC") and BRIM Hospital, Inc., an
Oregon Corporation (hereinafter "Brim") a subsidiary of HillHaven Corporation, a Tennessee Corporation.

                             Preliminary Statement

     On February 6, 1981, HCC and HCA entered into a lease agreement with the Union Labor Hospital Association, a California public benefit corporation, for the lease of the General Hospital in Eureka, California ("the Lease"). In connection with such Lease HCC and HCA established certain deposits in Eureka, California relating to the operation of the hospital, maintains certain obligations for prepaid expenses, placed certain personnel in place at the General Hospital and will collect certain receivables at the termination of such Lease. Brim has entered into a lease to begin January 1st, 1986 with the Union Labor Hospital Association concerning the General Hospital and will require the services of a controller on a consulting basis at the

General Hospital for the period January 1, 1986 - March 31, 1986.

     Now THEREFORE, in consideration of the premises, and the mutual covenants and agreements of the parties hereinafter set forth, it is hereby agreed by and among the parties as follows:

     Section 1.01. Transfers. At the termination of Lease, HCC and HCA will sell transfer, convey, assign and deliver to Brim all HCC'S and HCA's rights, title and interest in the following:

     a. Deposits. All deposits currently relating to the operation of the General Hospital at such deposits' actual value as more specifically set out in Exhibit A hereto.

     b. Maintenance Agreement. All prepaid expenses relating to the operation of the General Hospital at the remaining value of such prepaid expenses as more specifically set out in Exhibit B hereto.

     c. Inventory. All current inventory at the General Hospital as of December 31, 1985. The price will be determined by a physical inventory to be taken on Monday, December 30 1985, adjusted for disbursements through midnight, December 31, 1985.

          HCA and HCC will accept liability for payments of all items included in the physical inventory but not paid at December 31, 1985. Brim shall accept liability for all items ordered during the normal course of business through December 31, 1985 which are received after December 31, 1985.

     d. Records. All patient medical records, minutes of the Board of Trustees, the Medical Staff and quality assurance records. Brim shall afford HCA reasonable access to such records and minutes to facilitate HCA's collection of accounts, legal activities and responses to governmental requirements. Such transfer will be made at no charge to Brim.

     e. Prepaid Admissions' Deposits. All prepaid admissions' deposits for future patient care at the General Hospital after the termination of the Lease shall be transferred to Brim at no charge.

     Section 1.02. Operational Issues. At the termination the Lease HCC and HCA will bill Brim for certain services as follows:

     a. A one time fee for access to HCA's Customer Support Services division on the General Electric Computer System for a period of one year as more specifically set out in Exhibit C hereto:

     b. A monthly fee of Four Thousand Five Hundred Dollars ($4,500.00) representing a portion of the salary and benefits of the HCA controller, at the General Hospital, James Keeler. The controller shall manage the controller functions of the General Hospital for Brim so long as the controller is overseeing the collections of HCC/HCA's receivables in Eureka,

     California. The controller will remain an employee of HCA at all times under the terms of this Agreement.

     Section 2.01. Receivables. At the termination of the Lease HCC and HCA shall retain all patient receivables incurred through the last day of the Lease. These receivables shall be collected by employees of Brim under the supervision of HCA's controller or such other person as HCA may designate. HCA shall pay Brim the actual salaries, plus benefits (at twenty-five percent of the salaries) to be billed to HCA at the end of each pay period with payment no later than fifteen (15) days after receipt by HCA of such invoices for Brim employees' time.

     a. Under current Medicare regulations interim bills for Medicare patients in-house on December 31, 1985 may not be processed. Upon discharge charges accumulated under the Lease for HCA (from admissions through December 31, 1985) will be combined with charges accumulated under Brim (from January 1, 1986 through discharge) and billed to the program as one complete bill. All payments received for these amounts (including DRG, patient deductibles and co-insurance) shall be prorated on a basis of charges to charges between HCA and Brim and paid to HCA by Brim no later than ten (10) days after receipt by Brim.

     Section 3.01. Brim agrees as a part of this Agreement to pay HCC and HCA no later than fifteen (15) days after termination of the Lease the following:

     a  Deposits

     b. Prepaid Expenses

     c. Inventory

     d. Monthly fees for Controller, To Be Paid per Section 1.02b

     e. G.E. Service Agreement and Equipment Charges

        (Exhibit C).

     Section 4.01. Notices. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given, if delivered or mailed, first class postage prepaid, to the parties at their respective addresses reflected on Exhibit D hereto.

     Section 5.02. Cancellation or Amendment. This Agreement may not be cancelled or amended other than by, and only by, a written instrument executed by HCA, HCC, and Brim.

     Section 5.03. Expenses. Each party to this Agreement shall pay its own costs and expenses (including, without limitation, the fees and expenses of its counsel, auditors, and accountants fees) incidental to the preparation and carrying out of this Agreement.

     Section 5.04. Survival of Representation and Warranties. The representations and warranties and covenants contained herein shall survive termination of the Lease and any investigation by the parties with respect thereto.

     Section 5.05. Attorneys' Fees. Should any party hereto institute any action or proceeding in court to enforce any provision hereof of for damages by reason of an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party or parties such amounts as the court may adjudge to be reasonable attorneys' fees for services rendered to the prevailing party in such action or proceeding. The term "prevailing party" as used in this Section 5.05 shall include, without limitation, any party who is made a defendant in litigation without damages and/or other relief may be sought against such party and a final judgment or decree is entered into such litigation in favor of such party defendant.

     Section 5.06. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 5.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     Section 5.08. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     Section 5.09. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California.

     Section 5.10. Invalidity of Any Provisions. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, and that the unenforceability (or modification to conform with such laws or public policies) of any provision of this Agreement shall be deemed invalid or unenforceable in whole or in part, this Agreement shall be deemed amended to delete or modify, in whole or in part, if necessary, the invalid or unforceable provisions, or portions thereof, and to alter the balance of this Agreement in order to render the same valid and enforceable.

     Section 5.11. Entire Agreement. This Agreement expresses the whole agreement between the parties, there being no representations, warranties, or other agreements not herein set forth or provided for.

     Section 5.12. Authorization for Agreement. The Execution and performance of this Agreement by HCC, HCA and Brim has been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of HCC; and Brim in accordance with its terms.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

"HCC"
Hospital Corporation of California


By: /s/ Ronald J. Elder
    -----------------------------------
        Administrator

"BRIM"
BRIM, a division of Hillhaven Corporation

By:  /s/ John R. Miller
    -----------------------------------

"HCA"
Hospital Corporation of America

By:  /s/ Ronald J. Elder
     -----------------------------------
         Administrator

                                    EXHIBIT A

                                    DEPOSITS


         ARA                             $6.200.00


         Total                           $6,200.00

Both balances were brought forward from ULHA. Files indicate balance audited by Ernst & Whinney for 9/30/80 financial statements.

                                    EXHIBIT B
                                PREPAID EXPENSES

VENDOR                             PURPOSE                            AMOUNT
------                             -------                            ------
California Thoracic Society        Blood Gas Professional Testing     $  275.00

Elec. Office Equipment             PMA's - typewriters,
                                   18 @ $100. 00 each                  1,800.00

Amer. Soc. of Hosp. Pharmacists    Publication                           450.00

Pitney Bowes                       3 Months Postage Meter                125.61

Times Standard                     Public Notice/Liquor License           11.00

General Electric                   PMS for January                     3,378.00

IBM                                PMA on 2 typewriters for 3 months     352.50

Phillips Ultrasound                PMA                                   681.25

Eureka Oxygen                      Manifold Rental                       840.04

Coulter Electronics                PMA                                 2,442.66

Radiometer America                 Service Contract Copiers            2,416.74

JCAH                               Survey Fee                          1,300.00
                                                                     ----------
                                                                     $14,072.80
                                                                     ==========
Petty Cash Funds                                                         375.00
                                                                     ----------
                                                                     $14,447.80

                                    EXHIBIT C

1. HCA shall provide EDP systems/services through our existing agreement with General Electric.

2. Term: Beginning January 1, 1986 through mid-January, 1987 (coincident with the final processing for the month of December, 1986).

3.   Fees/Charges/Consulting:

     (a)  General Electric will bill direct for:

          1. $4,500 one-time set-up fee to download and convert existing master files for operational use by the new entity.

          2. Monthly "Ongoing Systems Costs". per "General Electric's Transaction Price Schedule" under the present master agreement between HCA and GE. Should specific charges be modified/added or deleted as to HCA, those charges shall be accepted as to this agreement.

     (b)  HCA will bill directly for:


          1. $2,400 one-time fee for access to HCA Customer Support Services for the term of this agreement. Should this agreement terminate prior to December 31, 1986, this fee shall be prorated at the rate of $200 per month and the difference refunded.

4. The equipment which is the property of GE/HCA and all systems manuals and documentation which is the property of HCA shall be returned to HCA at the termination of this agreement.

5. HCA shall be held harmless for non-payment of charges direct-billed by General Electric.

                              ONGOING SYSTEM COSTS

                                                                  April 16, 1984

                 GENERAL ELECTRIC'S TRANSACTION PRICE SCHEDULE

           *Invoiced Monthly to Participating Hospitals or Corporate*

                                                                       Owned Hospital
                                              Unit of                  Charge Per Unit
Description                                   Measure                    Of Measure
-----------                                   -------                  ---------------

     A. Basic Services

     1. Inpatient Processing                 Patient Day                   .73

     2. Outpatient Processing                Outpatient Visit              .20

     3. Industrial Account                   Charge Transaction            .05
        Processing

     4. Medical Reporting                    Each Final UB-82 Bill         .25
        Processing

     5. Microfiche Copies                    Microfiche                    .25
        (Mailed to Participating
        Hospitals)

     6. Long Term Beds                       Patient Day                   .40
        (Psychiatric Hospitals)

     7. Financial System Reports             Patient Day                   .05
        (Full System)

     8. Financial Systems Reports            Per User #, Per Month      100.00
        (OIC Only)

     9. Financial Systems Reports            Per User #, Per Month      150.00
        and General Ledger
        Option (OIC Only)

    10. Accounts Payable System              Patient Day                   .06

    11. Excess A/P Generated                 Each                          .10
        Checks

    12. Excess Vendors                       Each                          .05

    13. Excess Vouchers                      Each                          .05

    14. Alpha Vendor List                    Per Vendor                    .02

    15. File Retention                       Per Account                   .10
          Excess A/R Accounts

                                                                      Owned Hospital
                                          Unit Of                     Charge For Unit
     Description                          Measure                       of Measure
     -----------                          -------                     ----------------

16.  Excess A/R Follow-up               Each Listed Excess                 .05
       Listing                          Account

17.  Excess A/R Statements              Each Statement                     .10

18.  Physicians Census Report           Date Line                          .01

19.  Care Unit Census                   Date Line                          .01
       Report

20.  Info Bill w/o Detail               Each Bill                          .25

20A. Discharge Pay w/o Detail           Each Bill                          .25

21.  Info Bill w/Detail                 Each Bill                          .30

22.  Final Bill w/Detail                Each Bill                          .30

23.  Interim Bill w/Detail              Each Bill                          .30

24.  Department Summary Bill            Each Bill                          .10

25.  Detailed A/R Aging                 Data Line                          .02
       Report

26.  Weekly A/R Cross                   Each Excess Listed A/R             .02
       Reference Report                 Account with No Current
                                        Activity

27.  Cumulative Credit                  Each Account Listed                .03
       Balanced Register

28.  A/R Detailed Activity              Date Line                          .01
       Report

29.  Collection Agency                  Each Record                        .02
       Records Transmittal

30.  Bad Debt Ledgers                   Each Record                        .05

31.  Payroll Labels                     Each Label                         .04

31A. Requestable Payroll Labels         Each Label                         .07

32.  Payroll Custom Reports             Data Line                          .02

33.  Payroll Expanded                   Data Line                          .04
       Custom Reports

34.  Physicians Bill                    Each Bill                          .15

                                                                   Owned hospital
                                            Unit Of                Charge Per Unit
         Description                        Measure                  of Measure
         -----------                        -------                  ----------

35.      Excess Inventory                   Date Line                      .01
         Requests

36.      Labor Productivity                 Each Department                .50
         Report

37.      A/R Custom Reports                                           Same As A/R
         (Long Form)                                                   Follow-up
                                                                        Listing

38.      A/R Custom Reports                 Date Line                      .02
         (Short Form)                                                  +.001 Per
                                                                         Account

39.      Employee Status Reports            Per Employee                   .10
         (Quarterly Fiche)

40.      Employee Status Reports            Per Employee                   .25
         Special Request

41.      Starr Workpapers                   Per Request                  20.00

42.      Requested Preliminary              Per Request                  20.00
         Close Trial Balance
         and Financial Statements

43.      Notice of Admission                Per Notice                     .05

44.      A/P Cross-Reference                Per Lines In Excess of         .25
                                            500 Line per Calendar
                                            Month

45.      Medical Staff                      Data Line                      .01
         Activity Report                                              Minm.5.00

46.      Medicare DRG By Medical            Data Line                      .02
         Staff Member Report                                          Minm 5.00

47.      Patient Origin Index               Each Report                    5.00
         Report

48.      Financial Census Report            Data Line                      .01

                                  DEFINITIONS

DATA LINE:

     A line on an output report containing the data pertinent to the content of the report. This specifically excludes Header or Title lines. Specifications for Individual reports may exclude certain Summary or Total Lines.

EXCESS ACCOUNTS RECEIVABLE ACCOUNTS:

     Those accounts in the Accounts Receivable application that are determined to have a balance aged over 180 days as of preliminary close.

EXCESS ACCOUNTS RECEIVABLE FOLLOW-UP:

     The number of account entries appearing on the Follow-Up Collection List Reports produced by the Accounts Receivable application throughout a given month in excess of 25% of the number of accounts on file at the end of said month. The number of account entries are accumulated weekly. At Month-End, the calculation is: multiply number of accounts on file by .25 and subtract the accumulated number of account entries. A positive result represents excess Accounts Receivable Follow-Up entries.

EXCESS ACCOUNTS RECEIVABLE STATEMENTS:

     The number of statements printed for all accounts purged from the Accounts Receivable file at the end of a given month in excess of three (3) per inpatient and/or outpatient visits. This figure is arrived at on an account level by multiplying number of visits by 3, and subtracting this from number of statements generated for this account. Any positive result is accumulated by hospital, and represents excess Accounts Receivable statements.

INDUSTRIAL ACCOUNT:

     An account is so classified in the Accounts Receivable application. Said accounts are identified by the characters "IND" in positions 68 through 70 on the Patient Data Record of the A/R Master File.

OUTPATIENT VISIT:

     All charge transactions representing services provided to an outpatient in a single day, and posted to said outpatient's account during the period being invoiced. Said charge transactions are also known as "Type 6 Procedures."

PATIENT DAY:

     Is the unit of measure of an account having lodging facilities provided and services rendered to one inpatient.

WEEKLY A/R CROSS REFERENCE ACCOUNTS WITH NO CURRENT ACTIVITY:

     The unit of measure for the Weekly A/R Cross-Reference Report is each account appearing on the report that has had no activity in the current month, i.e., since last Preliminary Closing.

EXCESS VENDORS:

     A record on the Accounts Payable Master File. Each occurrence of record represents one vendor for one hospital. The number of excess vendors is arrived at by having the application count the number of vendor records for a hospital, and subtracting 1000 from this count of records. Any positive result is accumulated by hospital and represents excess vendors.


EXCESS VOUCHERS:

     Basically, over 90 days from input date to pay date. For each Voucher record, the application adds 90 days to the date the voucher was first placed on file and subtracts the result from the date of the run. A positive result represents an excess voucher for a hospital.



EXCESS A/P GENERATED CHECKS:

     The number of checks printed for a hospital in a calendar month is counted by the Accounts Payable application. At the end of every calendar month, 500 is subtracted from this hospital count and any positive result is excess checks.

EXCESS INVENTORY REQUESTS:

     Each hospital is entitled to four of each type of Inventory. When a user makes the fifth or subsequent request within any calendar year, they will be considered excess and be billed accordingly.

                        Union Labor Hospital Association
                               (GENERAL HOSPITAL)
                               Eureka, California
                        Insured Mortgage Note (Series A)

$6,600,000                                            San Francisco, California
                                                      December 8, 1976

     Union Labor Hospital Association, a California non-profit corporation doing business under the name GENERAL HOSPITAL (the "Hospital"), for value received, hereby promises to pay to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), or order, on or before December 1, 2002, in accordance with the provisions hereof, at such place as the holder hereof may from time to time specify, the lesser of $6,600,000 or the aggregate amount of advances made by the Bank, as indicated on Schedule I hereto, as part of its payment of the purchase price for the Series A Notes pursuant to that certain Note Purchase Agreement (the "Note Purchase Agreement") by and between the Hospital and the Bank dated December 8, 1976 (the "principal amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay from and after the date hereof interest on the unpaid balance of the principal amount semi-annually on the first days of June and December (the "Interest Payment Dates") in such coin or currency at the rate of nine and one-half percent (9-1/23) per annum.

or the first Interest Payment Date following the payment in full by the Hospital of the Series B notes issued pursuant to the Note Purchase Agreement (the "First Principal Payment Date"), and on each Interest Payment Date thereafter, the Hospital shall make equal semi-annual principal payments in an amount equal to two and one-half percent (2-1/2%) of the initial principal amount of the Series A Notes until the earlier of December 1, 2002, or the Interest Payment Date on which the entire principal amount shall have been paid. Optional prepayments of principal and payments of prepayment premiums, if any may be made on the dates and in the amounts provided in Section 2 hereof.

     This is one of a series of Insured Mortgage Notes (Series A) executed by the Hospital to the Bank in the aggregate principal amount of up to $6,600,000. All of such notes shall be payable and secured pari passu and are herein collectively referred to as the "Note" or "Notes".

     All optional payments required or permitted hereunder are expressed in the aggregate for all of the Notes and shall be applied pro rata to the Notes in accordance with their respective principal amounts (except where Section 2.4 of this Note may provide otherwise).

     1. Security. Payment of this Note is (i) secured by a Deed of Trust of even date herewith (the "Deed of Trust") affecting the Hospital's interest in certain real and personal property located in Humboldt County, California, and (ii) insured under the California Health Facility Construction Loan Insurance Law.

     2. Payment of principal.

     2.1 Optional Prepayment Through Income or Gifts. The Hospital may on any Interest Payment Date after the First Principal Payment Date, and upon notice as provided in Section 2.5 hereof, prepay without premium a portion of the principal amount of the Series A Notes: provided, however, that no such pre-payment may be made unless (a) the aggregate of any prepayment of principal of the Series A Notes under this Section 2.1 shall be in an amount greater than $25,000 but not in any one year greater than five percent (5%) of the aggregate principal of the Series A Notes, (b) the aggregate prepayments of principal on the Series A Notes under this Section 2.1 shall not at any time exceed the amount of $3,000,000 and (c) no such prepayment of principal under this Section 2.1 may be made directly or indirectly from, or in anticipation of the use of, borrowed funds if such borrowing may be effected for a similar term at a lower rate of interest. In addition, prior to December 1, 1986, the Hospital may prepay all or a portion of the principal amount of the Series A Notes in excess of that permitted in clause (a) above if the conditions set forth in clauses (b) and (c) above have been complied with and upon the payment of a premium as follows:

  If prepayment is made during                      Prepayment premium shall
     12-month period ending                        be the following percentage
                                                   of principal amount prepaid:
  ----------------------------                     ----------------------------
         in the year:

         1977                                                 9.5

         1978                                                 9.12

         1979                                                 8.74

     If prepayment is made during             Prepayment premium shall be
        12-month period ending                the following percentage of
             in the year                        principal amount prepaid
      --------------------------              ---------------------------
               1980                                     8.36

               1981                                     7.98

               1982                                      7.6

               1983                                     7.22

               1984                                     6.84

               1985                                     6.46

               1986                                     6.08

The foregoing right of the Hospital under this Section 2.1 to make prepayments of the principal amount of the Notes shall not be cumulative, and any such permitted prepayment upon a particular date which is not exercised by the Hospital upon such date shall thereupon cease and lapse and be of no further force and effect.

     2.2 Optional Prepayment From Any Source. The Hospital may, on any Interest Payment Date on or after December 1, 1986, upon notice as provided in Section
2.5 hereof, prepay the entire principal amount of the Series A Notes remaining unpaid, or any portion thereof, if in addition the Hospital pays a prepayment premium as follows:

If prepayment is made during            Prepayment premium shall be
  12-month period ending                the following percentage of
                                         principal amount prepaid:
----------------------------            ---------------------------
      in the year:
         1985                                     6.08

         1987                                     5.7

         1988                                     5.32

         1989                                     4.94

         1990                                     4.56

         1991                                     4.18

         1992                                     3.8

         1993                                     3.42

         1994                                     3.04

         1995                                     2.66

         1996                                     2.28

         1997                                     1.9

         1998                                     1.52

         1999                                     1.14

         2000                                      .76

         2001                                      .38

         2002                                      .00

The premium provided for in this Section 2.2 shall not apply to any prepayment which qualifies for prepayment without premium under Section 2.1.

provide any new financing, in whatever term contemplated by the Hospital in conjunction with a request made pursuant to this Section 2.4. The Hospital further agrees that it will not undertake any such financing, with any other parties, without first giving such consenting Noteholders, in proportion to their respective holdings of Series A Notes, the opportunity, after having 30 days advance written notice, to provide such financing on the same terms as may be available from any other party.

     2.5 Notice of Prepayment. Written notice of each intended prepayment shall be given by the Hospital to the holder of this Note not less than thirty (30) days in the case of a prepayment under Sections 2.1, 2.2 or 2.4 hereof and not less than sixty (60) days in the case of a prepayment under Section 2.3 hereof prior to the date fixed for prepayment, specifying such date, the principal amount of the Note to be prepaid on such date and the premium if any, applicable to such prepayment.

     2.6 Maturity of Prepayments. In the event the Hospital gives written notice of its intention to make an optional prepayment hereunder, the principal amount to be prepaid shall become due and payable on the date fixed for prepayment together with any required premium and accrued interest.

     2.7 Application of Optional Prepayments. All partial prepayments of this Note, whether with or without premium, shall be applied in discharge of the installments of principal (including the maturity payment) coming due hereunder in the inverse order of the maturity of such installments of principal and shall not reduce any of the mandatory payments.

     3. Miscellaneous. This Note shall be construed in accordance with and governed by the laws of the State of California. The captions of the paragraphs of this Note are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Any notice specified herein shall be made in accordance with the Deed of Trust by which these Notes are secured, under and pursuant to the Note Purchase Agreement, and shall be deemed to have been given upon the earlier of the receipt thereof or five (5) business days following the sending thereof.

     If any Event of Default, as defined in the Note Purchase Agreement, shall occur, the entire unpaid principal amount of this Note, together with accrued interest and prepayment premium, may, without notice, at the option of the holder hereof be declared immediately due and payable. Notwithstanding any provision herein or in the Note Purchase Agreement or the Deed of Trust, the total liability for payment hereunder in the nature of interest shall not exceed the limits imposed by the usury laws of the State of California attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, the prevailing party shall be entitled to its expenses and reasonable attorney's fees.

     The Note is issued under and pursuant to the terms and conditions of the Note Purchase Agreement. Said Note Purchase Agreement and the Deed of Trust contain provisions for the acceleration of the maturity hereof upon the happening of certain stated events as set forth therein. The rights of the holder hereof in the event of a default are more particularly set forth in the Note Purchase Agreement and the Deed of Trust. Any term specially defined in the Note Purchase Agreement shall have the same meaning herein.

     Each advance made by the holder hereof as part of the payment of the purchase price hereof shall be recorded on Schedule A hereto by the holder hereof, and, if requested upon presentation therefor, acknowledged by the Hospital.

     The undersigned, and any endorsers or guarantors hereof, jointly and severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time by the holder hereof, and consent to the acceptance by the holder hereof of further security or the release by the holder hereof of any security for this Note, all without in any way affecting the liability of the undersigned and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or an installment hereof, made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Note shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

         IN WITNESS WHEREOF, the undersigned have set their hands and affixed the seal of the Hospital this 8th day of December, 1976.


                                             UNION LABOR HOSPITAL ASSOCIATION


                                             By
                                               ---------------------------------


[SEAL]

ATTEST:




----------------------------------------
                Secretary

                             ADDENDUM TO ASSIGNMENT

         The following is hereby added to and made a part of the Assignment of Union Labor Hospital Association's rights and obligations described in the Transfer Agreement dated October 31, 1975, and Amendments thereto, between the Association and the County of Humboldt.

         1. The Assignment is conditioned upon:

                  a. The continued operation of The General Hospital facility by Brim Hospitals, Inc., in compliance with all applicable State and Federal laws and regulations concerning the quality of health care.

                  b. Any subsequent assignments of the Transfer Agreement being subject to the written approval of the Board of Supervisors.

                  c. The County receiving and reviewing proof of insurance from Union Labor Hospital Association with limits of Five Million Dollars $5,000,000.00 regarding exposure arising from its indemnification of the County.

         2. The Assignment shall be in full force and effect for so long as Brim Hospitals, Inc., is operating The General Hospital, as lessee or owner, and shall terminate and be of no force or effect at such time as Brim Hospitals, Inc. discontinues operation of The General Hospital.

Dated:                                       UNION LABOR HOSPITAL ASSOCIATION

                                             By:
                                                --------------------------------

Dated:                                       BRIM HOSPITALS, INC.

                                             By:
                                                --------------------------------

Dated:                                       COUNTY OF HUMBOLDT

                                             By:
                                                --------------------------------
                                                Chairman of the Board of
                                                Supervisors of the County of
                                                Humboldt, State of California

(SEAL)

ATTEST:


------------------------------------
County Clerk and ex officio
Clerk of the Board of Supervisors
of the County of Humboldt, State
of California

By:
   ---------------------------------
   Deputy Clerk

APPROVED AS TO FORM:


------------------------------------
Robert D. Curiel
County Counsel

                   FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
                     UNION LABOR HOSPITAL ASSOCIATION, INC.,
                            AND BRIM HOSPITALS, INC.

         Union Labor Hospital Association, a California Public Benefit Corporation, and Brim Hospitals, Inc., an Oregon Corporation, hereby make a first amendment to that Lease Agreement dated December 16, 1985, entered into by the parties hereto, in the following particulars:

         It is hereby agreed between the parties as follows:

         1. There is added to page 3, Article 6, after the first sentence of said paragraph, ending with "office buildings" the following language: "Lessee understands and fully agrees that it is expressly prohibited from operating at the premises a skilled nursing facility, extended care facility, immediate care facility, or long-term care facility."

         2. There is added to page 12, Article 16.04, the following language:
"In the event that Lessee or any other party shall make principal payment, in any amount, on the promissory note given by Lessor to Bank of America dated January 26, 1979, which payment reduces the amount of

Lessor's quarterly payments due the Bank of America then Lessee's payment under this lease shall be reduced correspondingly."

Dated: 12/16/85                              UNION LABOR HOSPITAL ASSOCIATION

                                             By: /s/ Ted W. Loring, M.D.
                                                --------------------------------

Dated: 12/16/85                              BRIM HOSPITALS, INC.

                                             By: /s/ K. David McAllister
                                                --------------------------------

                  SECOND AMENDMENT TO LEASE AGREEMENT BETWEEN
                     UNION LABOR HOSPITAL ASSOCIATION, INC.,
                            AND BRIM HOSPITALS, INC.

         Union Labor Hospital Association, a California Public Benefit Corporation, and Brim Hospitals, Inc., an Oregon Corporation, hereby make a second amendment to that Lease Agreement dated December 16, 1985, entered into by the parties hereto, as follows:

         The parties agree that the Lease Agreement is and shall be subject to the Regulatory Agreement executed by and between Union Labor Hospital Association, (dba General Hospital) and the Director of the Office of Statewide Health Planning for the State of California, dated as December 8, 1976, and recorded December 8, 1976, in Book 1381 of Official Records, page 606, under Recorder's File No. 23780, a copy of which is attached hereto and incorporated herein (hereafter Regulatory Agreement); further, should any conflict arise or exist between the terms and conditions of the Lease Agreement and the Regulatory Agreement the terms and conditions of the Regulatory Agreement shall apply and prevail .

         Except as specifically set forth herein and as in the first amendment to the lease, the lease shall remain in full force and effect as originally agreed.

Dated: 9/16/86                               UNION LABOR HOSPITAL ASSOCIATION

                                             By: /s/ Ted W. Loring, M.D.
                                                --------------------------------

Dated: 9/9/86                                BRIM HOSPITALS, INC.

                                             By: /s/ John R. Miller
                                                --------------------------------


JRM:Mrm
9/8/86

                       THIRD AMENDMENT TO LEASE AGREEMENT
                                    BETWEEN
                     UNION LABOR HOSPITAL ASSOCIATION, INC.
                                      AND
                              BRIM HOSPITALS, INC.


         Union Labor Hospital Association, a California Public Benefit Corporation, and Brim Hospitals, Inc., an Oregon Corporation, hereby make a Third Amendment to that Lease Agreement dated December 16, 1985, as amended (the Lease). This Amendment shall be in replacement and clarification of certain portions of the Lease as follows:

         1. Section 3.01. Attached to this Amendment and marked Exhibit C is a revised Exhibit C which replaces in full Exhibit C as attached to the Lease. Rents shall be due 30 days before the dates shown on Exhibit C. The parties acknowledge that Lessee has paid rent pursuant to the attached Exhibit C through May 31, 1989, which includes the 30-day advance payment of the amount due June 15, 1989, on the C Note.

         2. Article 19. Article 19 of the Lease is clarified to resolve a patent ambiguity with respect to the term "outstanding long-term indebtedness". This term has always meant the amount equal to the unpaid rent as reflected on Exhibit C as reduced under other provisions of the Lease at the date of the closing of the purchase resulting from the exercise of the option.

         3. Article 16.03. Article 16.03 of the Lease is clarified to resolve a patent ambiguity with respect to the application of net proceeds being applied to debt. The understanding of the parties has always been the unpaid rent as reflected on Exhibit C shall be reduced by any amounts paid pursuant to Section
16.03 of the Lease (i) to the Lessor, (ii) as a payment on the promissory note given by Lessor to Bank of America dated January 26, 1979, or (iii) as a payment on the promissory note dated December 8, 1976, given by Lessor to Bank of America. In addition, for this purpose, the unpaid rent shall be reduced by any amounts received by Lessor or paid on either of the promissory notes described immediately above as either insurance proceeds or condemnation proceeds not used for repair or replacement of the damaged or condemned property or amounts paid in lieu thereof as a result of an event described in Section 7, 8 or 9 of the Lease.

         4. Article 19. Article 19 of the Lease is amended by adding the following sentence to the end of Article 19 as follows:

         "Lessor agrees that, at closing, Lessor will transfer title to the leased premises to Lessee free and clear of all liens or encumbrances except those created by Lessee."

         5. General. Lessee acknowledges that the option to purchase the leased premises under the terms and conditions originally agreed as clarified by this Third Amendment to the Lease was essential to its leasing the premises. Lessor agreed to the original option to purchase, as clarified, because Lessor believes its primary responsibility was to provide quality health care to the residents of Eureka and its surrounding area; in order to serve the health care needs of the community, it was necessary to enter into the Lease with Lessee, including the provision providing the option to purchase. By so having agreed, Lessor has assured that General Hospital has been operating and providing health care to the community since January 1, 1986.

         Dated as of June 20, 1989.


                                             LESSOR:

                                             UNION LABOR HOSPITAL ASSOCIATION

                                             By:  /s/ Ted W. Loring, M.D.
                                                --------------------------------
                                                  Ted W. Loring, M.D.


                                             LESSEE:

                                             BRIM HOSPITALS, INC.

                                             By: /s/ John R. Miller
                                                --------------------------------
                                                 President
                                                --------------------------------

                                    EXHIBIT C
                             LEASE PAYMENT SCHEDULE

Year              A Note                     C Note
1986              May 1    $433,975.00       $888,155.27 payable
                  Nov. 1    426,138.00       monthly; 84 monthly
                                             installments of
1987              May 1    $418,300.00       $10,573.28 plus
                  Nov. 1    410,462.00       interest of the Bank
                                             America's Reference
1988              May 1    $402,625.00       Rate plus 1/2% on the
                  Nov. 1    394,787.00       outstanding balance,
                                             with each payment being
1989              May 1    $386,949.00       made on the 15th day of
                  Nov. 1    379,111.00       each month beginning
                                             January 15, 1986.
1990              May 1    $371,273.00
                  Nov. 1    363,435.00

1991              May 1    $355,597.00
                  Nov. 1    347,759.00

1992              May 1    $339,921.00
                  Nov. 1    332,083.00

1993              May 1    $324,245.00
                  Nov. 1    316,407.00

1994              May 1    $308,569.00
                  Nov. 1    300,731.00

1995              May 1    $292,893.00
                  Nov. 1    285,055.00

1996              May 1    $277,217.00
                  Nov. 1    269,379.00

1997              May 1    $261,541.00
                  Nov. 1    253,703.00

1998              May 1    $245,865.00
                  Nov. 1    238,027.00

1999              May 1    $230,189.00
                  Nov. 1    222,351.00

2000              May 1    $214,513.00
                  Nov. 1    206,675.00

                      FOURTH AMENDMENT TO LEASE AGREEMENT
                                    BETWEEN
                    UNION LABOR HOSPITAL ASSOCIATION, INC.,
                                      AND
                              BRIM HOSPITALS, INC.

         Union Labor Hospital Association, a California Public Benefit Corporation (hereinafter Lessor), and Brim Hospitals, Inc., an Oregon Corporation (hereinafter Lessee) hereby make a fourth amendment to that Lease Agreement dated December 16, 1985, entered into by the parties hereto, as follows:

                                    RECITALS

         A. Lessor and lessee have entered into a Lease Agreement dated December 16, 1985. The Lease Agreement was amended by a First Amendment to Lease Agreement dated December 16, 1985, a Second Amendment to Lease Agreement dated September 9, 1985 and September 16, 1985, an Agreement Re: Release of Property from Lease dated May 21, 1987, and a Third Amendment to Lease Agreement dated June 20, 1989. These are hereafter referred to as the "Lease Agreement".

         B. Lessee and The Hillhaven Corporation, a Tennessee Corporation (hereinafter referred to as Hillhaven), have entered into a Purchase and Sale Agreement dated as of March 31, 1988, pursuant to which Hillhaven may condition or otherwise control the modification of the Lease Agreement.

         In consideration of the mutual covenants contained in the agreement, the parties agree as follows:

         1. Lessor shall pay to lessee the sum of $400,000.00 (Four Hundred Thousand Dollars).

         2. In consideration therefor, lessor shall (a) obtain a release from Hillhaven of any interest or control it may have retained in the Lease Agreement, and (b) Article 16.03 at page 12 of the Lease Agreement and the reference to Article 16.03 at page 2 of the Third Amendment to Lease Agreement shall have no force or effect and shall be stricken from the Lease Agreement in its entirety.

         3. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

         4. In all other respects, lessor and lessee hereby ratify and confirm the provisions of the Lease.

         This modification of the Lease Agreement has been executed by the parties on the date and year first above written.

                                             Lessor:

                                             UNION LABOR HOSPITAL ASSOCIATION

                                             By: /s/ Charles M. Thomas, Jr.
                                                --------------------------------
                                                Charles M. Thomas, Jr.
                                                Board of Directors

ATTEST:


/s/ Marla D. Walters
------------------------------------

                                             Lessee:

                                             BRIM HOSPITALS, INC.

                                             Dated: 6/18/92

                                             By: /s/ John F. Miller
                                                --------------------------------




ATTEST:



/s/ K. David McAllister
------------------------------------

                            FIFTH AGREEMENT TO LEASE
                    BETWEEN UNION LABOR HOSPITAL ASSOCIATION
                                      AND
                              BRIM HOSPITALS, INC.

         UNION LABOR HOSPITAL ASSOCIATION, a California Public Benefit Corporation, (hereinafter "Lessor") and Brim Hospitals, Inc., an Oregon Corporation (hereinafter "Lessee") make a Fifth Amendment to that Lease Agreement dated December 16, 1985, and entered into by the parties hereto, as follows:

                                    RECITALS

         Lessee finances various equipment at the subject premises as well as at other hospitals through MetLife Capital Corporation. Metlife Capital Corporation requires that the landlord agree, subordinate, and waive any claims, demands, or rights that Lessor may have or acquire with respect to equipment so financed. Lessee has requested that Lessor sign the "Landlord's Waiver and Agreement", a copy of which is attached hereto as Exhibit "A".

         In consideration of the mutual covenants contained in the Agreement, the parties agree as follows:

         1. Lessor will execute the Landlord's Agreement and Waiver;

         2. Lessee agrees that, by Lessor's signing, Lessor has not approved equipment added to the Hospital which cannot be removed without damaging the Hospital's physical facilities, as set forth in Article 17 of the Lease Agreement. In order for Lessee to have any rights to payment for equipment installed pursuant to paragraph 2.02 of the Lease

Agreement, Lessee agrees it must clearly and separately follow the requirements of Article 17 of the Lease.

         3. Lessor may revoke its consent to Exhibit "A" on 15 days' written notice. Any such revocation shall be as to equipment acquired after the effective date of revocation.


                                             Lessor:

                                             UNION LABOR HOSPITAL
                                             ASSOCIATION


Dated: 6/23/94                               By: /s/ Charles M. Thomas, Jr.
                                                --------------------------------

                                             Lessor

                                             BRIM HOSPITALS, INC.

Dated: 6/30/94                               By: /s/ John F. Miller
                                                --------------------------------


Attest:


 /s/ Susan A. Hunt
------------------------------------

When recorded please
return to: DIW                               Transaction No. 2011394
MetLife Capital Corporation
C-97550
Bellevue, WA 98009

         Lessee/Borrower   Brim Hospitals, Inc. dba The General Hospital
                        -------------------------------------------------
            Premises       2200 Harrison Avenue
                        -------------------------------------------------
                           Eureka, CA
                        -------------------------------------------------

                        LANDLORD'S AGREEMENT AND WAIVER

         Lessee/Borrower has applied to MetLife Capital Corporation ("MetLife") for financing of the following described equipment:

   Various new and used medical equipment together with an accessions, attachments, and additions thereto and replacements thereof.


("Equipment"). Lessee/Borrower intends to locate the Equipment on the Premises legally described as follows:



MetLife is willing to enter into said transaction only if Landlord subordinates and waives as to MetLife any claims, demands or rights Landlord may have or hereafter acquire with respect to the Equipment.

         1. Subject to the terms hereof, Landlord by this agreement does hereby waive and relinquish to MetLife, its successors and assigns, all rights, claims and demands of every kind against the Equipment now located or to be located on the above Premises, including but not limited to the right of foreclosure, levy, execution, sale and distraint for unpaid rent or other rights arising under real property law or by contract which Landlord now has or may hereafter acquire on any of the Equipment presently or hereafter financed or leased by MetLife.

         2. Landlord agrees that the Equipment shall at all times be considered to be personal property and shall not constitute a fixture or become part of the Premises. Landlord agrees that MetLife may remove the Equipment from the Premises at all reasonable times, and Landlord will give MetLife not less than sixty (60) days written notice if MetLife shall be required to remove the Equipment; provided however, that MetLife will either repair any damage caused by such removal or reimburse Landlord for the reasonable cost thereof

         3. This Agreement and Waiver shall be binding upon successors, transferees and assigns of Landlord and shall inure to the benefit of the successors and assigns of MetLife. Landlord will provide MetLife with a legal description of the Premises upon request.

         4. This Agreement and Waiver may be recorded at any time by MetLife, is successors and assigns.

         IN WITNESS WHEREOF, the undersigned Landlord has executed this Agreement and Waiver this 27th day of June, 1994

[CORPORATE SEAL]                         LANDLORD:   UNION LABOR HOSPITAL ASSN.

                                         /s/ Charles M. Thomas
                                         --------------------------------------

Attest:

                                         By: Charles M. Thomas
-----------------------------               -----------------------------------

                                         Its Treasurer
                                            -----------------------------------


                               ACKNOWLEDGMENT
                               --------------

STATE OF CALIFORNIA
COUNTY OF HUMBOLDT

        On this 27th day of June, 1994, before me, a Notary Public, personally appared Charles M. Thomas, and ________________________, to me known to be the Treasurer, ULHA and _____________________, respectively, of __________, who executed the foregoing instrument and acknowledged the said instrument was the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned.

                                         /s/ Mark D. Walters
                                         ------------------------------------
                                         NOTARY PUBLIC in and for the State of
                                         California, residing at Arcata
                                         My commission expires May 2, 1997.


                               [NOTARIAL SEAL]

                              MARLA D. WALTERS
                                COMM 3994024
                                NOTARY PUBLIC
                         HUMBOLDT COUNTY, CALIFORNIA
                      MY COMMISSION EXPIRES MAY 2, 1997
documents necessary to establish this release, in exchange for the following.

         ULHA will construct and own a building designed for and used for purposes of housing the equipment, which will be located on the parcel of property contained in Exhibit "B", and in which building Partnership shall house and operate the equipment.

         Further, ULHA and Partnership must execute with Brim an agreement whereby Brim shall retain the right of approval and consent, which approval and consent shall not be unreasonably withheld, in regards to the following aspects of the building and the services provided by Partnership on the property described in Exhibit "B":

         1. The design, appearance,, and quality of the construction of the building;

         2. Any and all signing visible from the outside of the building;

         3. What individuals and/or businesses shall occupy the building;

         4. What services shall be provided in the building, including, but not limited to, the right to reject any business or service in competition with The General Hospital.

         IT IS FURTHER AGREED between Brim and ULHA that, in the event that the building is completed and the Partnership no longer occupies said building, Brim may lease the building from ULHA under the same terms and conditions of the lease between ULHA and the Partnership.

         In addition, in the event that Brim exercises its option to purchase the General Hospital property, the parties hereto agree that said purchase shall include the property described in Exhibit "B" hereto, said return conditioned upon Brim purchasing the building erected to house the equipment; the purchase price shall be the sum of Two Hundred Thousand Dollars $200,000.00).

         Unless otherwise agreed by the parties, the purchase price shall be paid in cash at the time of the closing of the purchase from Brim of The General Hospital property as described in Exhibit A.

         The lease between Brim and ULHA relative to The General Hospital property shall remain in full force and effect as originally executed except as specifically set forth in this agreement. This agreement represents the entirety of the agreement between the parties with respect to its subject matter. This agreement can be amended only by written agreement signed by the parties . The invalidity of any provision of this agreement shall not affect the validity and enforceability of the remainder of the agreement.

         Should any litigation be commenced among the parties hereto or their personal representatives concerning any provision of this agreement or the rights and duties of any person in relation thereto, the party or parties prevailing in such litigation shall he entitled, in addition to such other relief as may be granted, to a reasonable sum as and for their or his attorney's fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose. This agreement will be governed by and construed in accordance with the laws of the State of California, and venue for any litigation shall he Humboldt County, California.

         This Agreement shall be of so force or effect if construction on the project contemplated by this Agreement is cot commenced by January 1, 1988, unless extended by written agreement of the parties hereto.

Dated:  5/21/87                       UNION LABOR HOSPITAL ASSOCIATION
      ----------------
                                      By:
                                         ------------------------------------

Dated:  5/21/87                       BRIM HOSPITALS, INC.
      ----------------

                                      By:/s/ John L. Miller
                                         ------------------------------------

                          GUARANTY OF WORKING CAPITAL
                          ---------------------------

         For good and valuable consideration, receipt of which is hereby acknowledged, and to induce Union Labor Hospital Association, a California Public Benefit Corporation (Landlord), to enter into the Lease (the "Lease") dated 12/16/85, with Brim Hospitals Inc., an Oregon corporation ("Tenant"),
Brim & Associates, Inc., an Oregon corporation, and The Hillhaven Corporation, a Tennessee corporation, (individually and collectively referred to herein as "Guarantor"), do hereby agrees as follows:

      1. Guarantor does hereby absolutely, irrevocably and unconditionally guarantee to make available from time to time to Tenant such sums of operating capital as may be needed by Tenant for the purpose of conducting Tenant's business operations in accordance with the terms of the Lease up to a maximum sum total of Three Million Dollars ($3,000,000.00). Said sum shall be made available to Tenant in the form of intercompany loans evidenced by a proper journal entry on the books and records of Guarantor.

         2. Within ninety (90) days of each anniversary of the Lease, Guarantor shall provide Landlord with a schedule which discloses the amount of funds made available to the date thereof to Tenant pursuant to this Agreement. Said schedule shall indicate the date and amount of each loan and shall be acknowledged in writing to be accurate by the Treasurer or Chief Financial Officer of Hillhaven. Notwithstanding the foregoing, Guarantor's failure to provide said schedule shall not be deemed to be a breach of its obligations hereunder until Guarantor is given 30 days notice of its failure to comply with said obligations.

         3. If Guarantor fails to comply with the provisions of paragraph 1 above, and said failure causes Tenant to default in the performance of either its obligations under the Lease or its obligations to any third party incurred in connection with its obligations under the Lease, then Guarantor shall be deemed a guarantor of Tenant's obligations pursuant to the terms of the Lease and Landlord may proceed directly against Guarantor to enforce the provisions of the Lease in the event of Tenant's default under the terms thereof.

       4. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant under the Lease and a separate action or actions may be brought and prosecuted against Guarantor for breach of its obligations hereunder whether or not an action is brought against Tenant or Tenant is joined in any such action or actions.

       5. Guarantor waives all rights under Section 2845 of the California Civil Code. Landlord may, at its election, exercise any right or remedy it may have against Tenant or any security now or hereafter held by Landlord, including, without limitation, the right to foreclose on any security by Judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the obligations of Tenant under the Lease may thereby be paid or satisfied. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Tenant or any such security, whether resulting from such election by Landlord or otherwise. Guarantor waives any setoff, defense or counterclaim which the Tenant or Guarantor may have or claim to have against Landlord. Guarantor waives all presentments, demands for performance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty. Guarantor does not waive notices of nonperformance, notices of default or diligence.

       6. Guarantor authorizes Landlord and Tenant to amend or modify any provision of the Lease or extend or renew the term of the Lease, provided, however, that Landlord shall give Guarantor notice thereof. Guarantor further authorizes Landlord to settle or compromise any or all of the obligations of Tenant under the Lease, provided, however. that Landlord shall give Guarantor notice thereof. Guarantor shall be and remain bound under this Guaranty notwithstanding Landlord's taking any of the foregoing actions and it waives the provisions of Civil Code Section 2819.

       7. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of nonperformance of the Lease which diligent inquiry would reveal and agrees that except as otherwise provided herein, Landlord has no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstances.

       8. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected. Landlord shall have the right, without any consent from but with notice to Guarantor, to assign this Guaranty in whole or in part. This Guaranty shall bind and inure to the benefit of Landlord and Guarantor and their respective successors and assigns.

       9. All notices and other communications required or permitted under this Guaranty shall be effective and properly given only if made in writing and either hand delivered or mailed by first class mail, postage prepaid, to the party intended at the address set forth below, or at such other address as may be designated by written notice to the other party. All notices, demands or requests to Landlord shall be given at 123 "F" Street, Eureka, California 95501. All notices, demands or requests to Lessee shall be given at 177 N. E. 102nd Avenue, Portland, Oregon 97220. If any such notice or other communication hereunder is mailed, such notice shall be effective within three (3) days of the date such notice is deposited in the mail. If any such notice or other communication hereunder is hand delivered, such notice shall be effective on the date of hand delivery.

      10. The parties agree that the losing party shall pay all costs and expenses, including reasonable attorneys' fees, which are incurred by the prevailing party in connection with any litigation brought to enforce or interpret this Guaranty.

      11. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. Guarantor consents to jurisdiction and service of process within California for any action arising under this Guaranty.

      12. All obligations contained herein shall be joint and several obligations of each of the undersigned.

Executed this 17th day of January, 1986.

                                LANDLORD:

                                UNION LABOR HOSPITAL ASSOCIATION

                                BY:/s/
                                   --------------------------------
                                ITS: President
                                    -------------------------------

                                TENANT:

                                BRIM HOSPITALS, INC.
                                An Oregon Corporation

                                BY:/s/ K. David McAlister
                                   --------------------------------
                                ITS: President
                                    -------------------------------

                                GUARANTOR:

                                BRIM & ASSOCIATES, INC.
                                An Oregon Corporation

                                BY:/s/
                                   --------------------------------
                                ITS:  President
                                    -------------------------------

                                GUARANTOR:

                                THE HILLHAVEN CORPORATION
                                A Tennessee Corporation

                                BY:/s/
                                   --------------------------------
                                ITS: Vice Pres.
                                    -------------------------------